SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported February 9, 2001

CIGNA Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-8323	06-1059331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Liberty Place, 1650 Market Street
Philadelphia, Pennsylvania 19192-1550
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:

(215) 761-1000

          Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.

     On February 9, 2001, the registrant issued a news release, a copy of which is filed as Exhibit 20 hereto and is incorporated herein by reference.

CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

     CIGNA and its representatives may from time to time make written and oral forward-looking statements, including statements contained in CIGNA's filings with the Securities and Exchange Commission and in its reports to shareholders. These statements may contain information about financial prospects, economic conditions, trends and known uncertainties. CIGNA cautions the reader that actual results could differ materially from those that management expects, depending on the outcome of certain factors. In some cases, CIGNA describes uncertainties when offering a forward-looking statement. Some factors that could cause CIGNA's actual results to differ materially from the forward-looking statements include:

1.	increases in medical costs in CIGNA's health care operations, including increased use and costs of medical services;

2.

increased medical, administrative, technology or other costs resulting from legislative, regulatory and litigation challenges to, and new regulatory requirements imposed on, CIGNA's health care business;

3.	heightened competition, particularly price competition, which could reduce product margins and constrain growth in CIGNA's businesses;

4.	significant changes in interest rates;

5.	significant and sustained stock market declines, which could trigger payments contingent on certain variable annuity account values;

6.	significant deterioration in economic conditions, which could have an adverse effect on CIGNA's operations and investments; and

7.	changes in federal income tax laws.

This list of important factors may not be complete. CIGNA does not undertake to update any forward-looking statement that may be made by or on behalf of CIGNA prior to the next required filing with the Securities and Exchange Commission.

Item 7. Financial Statements and Exhibits.

     (c) The exhibit accompanying this report is listed in the Index to Exhibits.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIGNA CORPORATION

Date: February 9, 2001	By:	/s/ James A. Sears
James A. Sears Vice President and Chief Accounting Officer

Index to Exhibits

Number	Description	Method of Filing

20	CIGNA Corporation news release dated February 9, 2001	Filed herewith